AMENDMENT TO THE

         ARTICLES OF INCORPORATION OF WILD WINGS, INC.

     Wild Wings, Inc., a corporation organized under the laws
 of the State of
Nevada, December 6, 1994, hereby adopts the following Articles of Amendment to
its Articles of Incorporation pursuant to the provisions of
 Nevada Revised
Statutes Sections 78.385 and 78.390.
                               I
     The Articles of Incorporation shall be amended to read
 as follows:
                           Article I
NAME.     The name of the corporation (hereinafter called the
 "Corporation") shall
be Red Oak Hereford Farms, Inc.
                               II
  The date of the adoption of the foregoing amendment by the shareholders was
March 14, 1997.  The number of shares outstanding in the
 Corporation and entitled
to vote on the amendment was 12,960,000.  All stock in the
 Corporation is
entitled to one vote per share for each matter coming before the meeting of the
shareholders.
                              III
     The number of shares that voted in favor of the above amendment was
12,415,500. The number of shares that voted against the above amendment was -0-.

     DATED this 15th day of March, 1997.
                                   Wild Wings, Inc.

                                   By: __________________________
                                        President

                                   By: __________________________
                                        Secretary



STATE OF ____________    )
                    :ss
COUNTY OF __________     )

     On the ____ day of March, 1997, personally appeared before me
___________________ and ______________________ duly acknowledged to me that they
are the persons who signed the foregoing instrument as President and Secretary
respectively and that they have read the foregoing instrument and know the
contents thereof and that the same is true of their own knowledge except as to
those matters upon which they operate on information and believe those matters
to be true.

                                   _______________________
                                   NOTARY PUBLIC

                                   Residing in :___________


My Commission Expires:

____________________